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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 22, 1999


                             PATTERSON ENERGY, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                 0-22664                              75-2504748
    (State or other jurisdiction                      (Commission                        (I.R.S. Employer
          of incorporation)                          File Number)                       Identification No.)


     4510 LAMESA HIGHWAY, SNYDER, TEXAS                                                        79549
  (Address of principal executive offices)                                                   (Zip Code)


                                 (915) 573-1104
              (Registrant's telephone number, including area code)


                                    No Change
         (Former name or former address, if changed since last report.)

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ITEM 5.    OTHER EVENTS.

         On December 22, 1999 the Registrant issued the following press release:

           PATTERSON ENERGY, INC. COMPLETES $60 MILLION DEBT FACILITY

SNYDER, Texas, December 22, 1999 announces the completion of a $60 million credit facility with Transamerica Equipment Financial Services Corporation. The new credit facility will be used to pay off the Company's existing term note of approximately $47.3 million with the remainder of the proceeds to be used to partially fund the Company's future operations and growth through acquisition.

The credit facility calls for monthly payments of interest only for the first twelve months at the 90-day LIBOR rate plus 3.51% at which point the outstanding balance will convert to a term note with a 60-month principal and interest amortization. The underlying credit agreement allows for a prepayment of principal of $40 million subject to a one-half of one- percent (.5%) penalty. The credit facility is secured by the drilling assets of the Company.

Patterson Energy, Inc., a Snyder, Texas based energy company, is one of the leading providers of domestic land based drilling services to major independent oil and natural gas companies. Patterson currently owns 119 drilling rigs (114 of which are currently operable) and focuses its operations in Texas, New Mexico, Oklahoma, Louisiana, Utah and Mississippi.


For further information, contact:
Patterson Energy, Inc.
Cloyce A. Talbott, Chairman and Chief Executive Officer
Jonathan D. (Jody) Nelson, Vice President-Finance and Chief Financial Officer
(915) 573-1104

investrelations@patenergy.com



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   PATTERSON ENERGY, INC.




Date:  January 6, 2000                             By:  /s/ Jonathan Nelson
                                                      -------------------------
                                                      Mr. Jonathan (Jody) Nelson
                                                      Vice-President-Finance
                                                      Chief Financial Officer




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